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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated Febraury 28, 2006, accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Bancorp, Inc. on Form 10K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of United Bancorp, Inc. on Form S-8 (file No. 33-123036 effective February 28, 2005) and Form S-3 (file No. 333-01081 effective February 20,
1996).

/s/ Grant Thornton LLP

Cincinnati, Ohio
March 29, 2006